                                              Exhibit 99.1

Apollo Reports Fourth Quarter and Full Year 2022 Results

New York, February 9, 2023 — Apollo Global Management, Inc. (NYSE: APO) (together with its consolidated subsidiaries, “Apollo”) today reported results for the fourth quarter and full year ended December 31, 2022.
Marc Rowan, Chief Executive Officer at Apollo said, “After a long period of market excess, our guiding principles – purchase price matters, excess return per unit of risk, and aligned investing – delivered mightily in what was a transformational 2022 for Apollo. We generated record fee related earnings, record normalized spread related earnings, and record organic inflows as our clients recognized our differentiated investing capabilities and entrusted us with their capital. Additionally, we made substantial progress on our three key growth pillars – origination, global wealth, and capital solutions – while identifying new initiatives to drive further growth in support of our multi-year business plan. We enter 2023 with great momentum and a focus on execution.”
Apollo issued a full detailed presentation of its fourth quarter and full year ended December 31, 2022 results, which can be viewed on Apollo’s Investor Relations website at ir.apollo.com.
Dividend
Apollo Global Management, Inc. has declared a cash dividend of $0.40 per share of its Common Stock for the fourth quarter ended December 31, 2022. This dividend will be paid on February 28, 2023 to holders of record at the close of business on February 21, 2023.
Apollo Asset Management, Inc. (NYSE: AAM PrA, AAM PrB) has declared a cash dividend of $0.398438 per share of each of its Series A Preferred shares and Series B Preferred shares, which will be paid on March 15, 2023 to holders of record at the close of business on March 1, 2023.
The declaration and payment of dividends on Common Stock, Series A Preferred shares and Series B Preferred shares are at the sole discretion of Apollo Global Management, Inc.’s and Apollo Asset Management, Inc.’s respective board of directors, as applicable. Apollo cannot assure its stockholders that they will receive any dividends in the future.
Conference Call
Apollo will host a public audio webcast on Thursday, February 9, 2023 at 8:30 a.m. Eastern Time. During the webcast, members of Apollo’s senior management team will review Apollo’s financial results for the fourth quarter and full year ended December 31, 2022.
The webcast may be accessed at: ir.apollo.com. For those unable to listen to the live broadcast, there will be a replay of the webcast available at the same link one hour after the event.
Apollo distributes its earnings releases via its website and email distribution lists. Those interested in receiving firm updates by email can sign up for them at ir.apollo.com.
About Apollo
Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of December 31, 2022, Apollo had approximately $548 billion of assets under management. To learn more, please visit www.apollo.com.

Forward-Looking Statements
In this press release, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, Inc. and its subsidiaries, or as the context may otherwise require. This press release may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and other non-historical statements. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this press release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to inflation, market conditions and interest rate fluctuations generally, the impact of COVID-19, the impact of energy market dislocation, our ability to manage our growth, our ability to operate in highly competitive environments, the performance of the funds we manage, our ability to raise new funds, the variability of our revenues, earnings and cash flow, the accuracy of management’s assumptions and estimates, our dependence on certain key personnel, our use of leverage to finance our businesses and investments by the funds we manage, Athene’s ability to maintain or improve financial strength ratings, the impact of Athene’s reinsurers failing to meet their assumed obligations, Athene’s ability to manage its business in a highly regulated industry, changes in our regulatory environment and tax status, and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in the Company's quarterly reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2022 and November 8, 2022, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in our other filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This press release does not constitute an offer of any Apollo fund.

Investor and Media Relations Contacts
For investors please contact:
Noah Gunn
Global Head of Investor Relations
Apollo Global Management, Inc.
212-822-0540
IR@apollo.com

For media inquiries please contact:
Joanna Rose
Global Head of Corporate Communications
Apollo Global Management, Inc.
212-822-0491
Communications@apollo.com
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